UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 30, 2007
Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas	77043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 467-2221
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

SIGNATURES

EXHIBIT INDEX
EX-10.1: AMENDED AND RESTATED CREDIT AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 30, 2007, Dresser-Rand Group Inc. (“Dresser-Rand” or, the “Company”) and certain of its foreign subsidiaries entered into an Amended and Restated Credit Agreement with the syndicate of lenders party thereto, Citicorp North America, Inc., as Administrative Agent, J.P. Morgan Securities Inc. and UBC Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and Natixis and Wells Fargo Bank, N.A., as Co-Documentation Agents (the “Restated Credit Agreement”). The Restated Credit Agreement consists of a new senior secured credit facility that amends and restates the Company’s previously existing credit facility. The obligations of the Company under the Restated Credit Agreement are collateralized by mortgages on certain real and other property and have been guaranteed by the direct material domestic subsidiaries of the Company. The obligations of each foreign subsidiary borrower under the Restated Credit Agreement have been guaranteed by the Company, the direct material subsidiaries of such foreign subsidiary borrower and the direct material domestic subsidiaries of the Company.
The amended and restated senior secured credit facility is a $500.0 million revolving credit facility. Any principal amount outstanding under the revolving credit facility is due and payable in full at maturity on August 30, 2012. There were no borrowings under the revolving credit facility at closing on August 30, 2007; however, a portion of the revolver was used for outstanding letters of credit. As of June 30, 2007, the Company had issued $202.5 million of letters of credit under the revolver.
Dollar-denominated revolving borrowings under the Restated Credit Agreement bear interest, at the Company’s election, at either (a) a rate equal to an applicable margin ranging from 1.25% to 2.5%, depending on the Company’s leverage ratio, plus a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs or (b) a rate equal to an applicable margin ranging from 0.25% to 1.5%, depending on the Company’s leverage ratio plus a base rate determined by reference to the highest of (1) the rate that the administrative agent announces from time to time as its prime or base commercial lending rate, (2) the three month certificate of deposit rate plus 1/2 of 1% and (3) the federal funds rate plus 1/2 of 1%. Euro-denominated revolving borrowings under the Restated Credit Agreement bear interest at a rate equal to an applicable margin ranging from 1.25% to 2.5%, depending on the Company’s leverage ratio, plus a EURIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowings for the interest period relevant to such borrowings adjusted for certain additional costs.
In addition to paying interest on outstanding principal under the Restated Credit

Agreement, the Company is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the un-utilized commitments at a rate ranging from 0.25% to 0.375% per annum depending on the Company’s leverage ratio. The Company will also pay letter of credit fees equal to the applicable margin then in effect with respect to LIBOR loans under the revolving credit facility on the face amount of each such letter of credit.
In general, the Restated Credit Agreement requires that certain net proceeds related to asset sales, incurrence of additional debt, casualty settlements and condemnation awards and excess cash flow may be required to be used to pay down the outstanding balance. The Company may voluntarily prepay outstanding loans under the Restated Credit Agreement at any time without premium or penalty, other than customary brokerage costs. The Restated Credit Agreement contains normal and customary covenants including the provision of periodic financial information, financial tests, (including maximum net leverage and a minimum interest coverage ratio) and certain other limitations governing, among others, such matters as Company’s ability to incur additional debt, grant liens on assets, make investments, acquisitions or mergers, dispose of assets, make capital expenditures, engage in transactions with affiliates, make amendments to corporate documents that would be materially adverse to lenders, and pay dividends and distributions or repurchase capital stock. The Restated Credit Agreement also provides for customary events of default.
The foregoing does not constitute a complete summary of the terms of the Restated Credit Agreement and is qualified in its entirety by reference to the Restated Credit Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of August 30, 2007, among Dresser-Rand Group Inc., certain of its foreign subsidiaries, the syndicate of lenders party thereto, Citicorp North America, Inc., as Administrative Agent, J.P. Morgan Securities Inc. and UBC Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and Natixis and Wells Fargo Bank, N.A., as Co-Documentation Agents.

99.1	Press Release of Dresser-Rand Group Inc. dated August 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC. (Registrant)
Dated: August 31, 2007	By:	/s/ Lonnie A. Arnett
Lonnie A. Arnett
Vice President, Controller and Chief Accounting Officer

DRESSER-RAND GROUP INC.
EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of August 30, 2007, among Dresser-Rand Group Inc., certain of its foreign subsidiaries, the syndicate of lenders party thereto, Citicorp North America, Inc., as Administrative Agent, J.P. Morgan Securities Inc. and UBC Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and Natixis and Wells Fargo Bank, N.A., as Co-Documentation Agents.

99.1	Press Release of Dresser-Rand Group Inc. dated August 30, 2007.